Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Skilled Healthcare Group, Inc. 2007 Incentive Award Plan of our report dated January 10, 2007, with respect to the combined financial statements of Sunset Healthcare included in Skilled Healthcare Group, Inc.’s Registration Statement Form S-1 (No. 333-137897) and related Prospectus, filed with the Securities and Exchange Commission.
Orange County, California
May 16, 2007